Exhibit 99.1
PRESS RELEASE
For further information, contact:

David W. Pijor, Esq., Chairman and Chief Executive Officer
Phone: (703) 436-3802
Email: dpijor@fvcbank.com

Patricia A. Ferrick, President
Phone: (703) 436-3822
Email: pferrick@fvcbank.com

FOR IMMEDIATE RELEASE – December 15, 2022

FVCBankcorp, Inc. Announces
Five-for-Four Common Stock Split

FAIRFAX, Va.--(BUSINESS WIRE) -- FVCBankcorp, Inc. (NASDAQ: FVCB) (the “Company”) announced today that its Board of Directors approved a five-for-four split of the Company's common stock in the form of a 25 percent stock dividend for shareholders of record on January 9, 2023, payable on January 31, 2023.

“We are delighted to show our appreciation to our shareholders through this stock dividend,” stated David W. Pijor, Chairman and CEO of the Company. “The Board’s decision to split the stock demonstrates confidence that we will continue to deliver solid results and generate significant value for our shareholders”.

Each shareholder of record, as of 5 p.m. Eastern Time on January 9, 2023, shall receive an additional one-quarter (.25) share for each share of common stock held. The payment date for the new shares will be completed to shareholders on January 31, 2023. Following the split, the Company’s outstanding shares will increase from approximately 14.0 million to 17.5 million.

About FVCBankcorp, Inc.
FVCBankcorp, Inc. is the holding company for FVCbank, a wholly-owned subsidiary that commenced operations in November 2007. FVCbank is a $2.20 billion asset-sized Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Baltimore and Washington D.C., metropolitan areas. FVCbank is based in Fairfax, Virginia, and has 9 full-service offices in Arlington, Fairfax, Manassas, Reston and Springfield, Virginia, Washington D.C., and Baltimore, Bethesda, and Rockville, Maryland.

For more information on the Company’s selected financial information, please visit the Investor Relations page of FVCBankcorp, Inc.’s website, www.fvcbank.com.

Caution about Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. These forward-looking statements are based on current beliefs that involve significant risks, uncertainties, and assumptions. Factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, include, but are not limited to: the impact of the COVID-19 pandemic and associated efforts to limit the spread of the virus; general business and economic conditions nationally or in the markets that the Company serves; changes in the level of the Company’s nonperforming assets and charge-offs; changes in the assumptions underlying the establishment of reserves for possible loan losses; the Company’s management of risks inherent in its real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of the Company’s collateral and the ability to sell collateral upon any foreclosure; credit risk, market risk, and liquidity risk affecting the Company’s securities portfolio, as well as changes in the estimates used to value the securities in the portfolio; geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; technological changes, including potential exposure to fraud, negligence, computer theft and cyber-crime; and the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic and current reports filed with the Securities and Exchange Commission. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

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